                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus/Proxy
Statement and Statement of Additional Information constituting parts of this
Registration Statement on Form N-14 (File No. 811-3706) of our report dated
October 12, 2001, relating to the financial statements and financial highlights appearing in the August 31, 2001 Annual Report to Shareholders of each of the funds of the American Century California Tax-Free and Municipal Funds. We also consent to the references to our firm under the caption "Independent Auditors"
in the Prospectus/Proxy Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
April 8, 2002